Exhibit 32.1

CERTIFICATION OF CO-CHIEF EXECUTIVE OFFICER(S) AND PRINCIPAL FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Summit Therapeutics Inc. (the “Company”) for the year ended December 31, 2024, as filed with the U.S. Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company does hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his or her knowledge:

1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 24, 2025	/s/ Robert W. Duggan
	Name:	Robert W. Duggan
	Title:	Co-Chief Executive Officer and Executive Chairman (Principal Executive Officer)

Dated: February 24, 2025	/s/ Mahkam Zanganeh
	Name:	Dr. Mahkam Zanganeh
	Title:	Co-Chief Executive Officer, President and Director (Principal Executive Officer)

Dated: February 24, 2025	/s/ Manmeet S. Soni
	Name:	Manmeet S. Soni
	Title:	Chief Operating Officer, Chief Financial Officer and Director (Principal Financial Officer)